Exhibit 23




                        Consent of Independent Auditors




We consent to the incorporation by reference in the Registration Statement (Forms S-8) pertaining to the Aeroquip Inoac Company Retirement Savings and Profit Sharing plan of our report dated April 24, 1997, with respect to the financial statements and schedules of the Aeroquip Inoac Company Retirement Savings and Profit Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1997.





Toledo, Ohio
June 29, 1998


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